                                EXHIBIT 99.B(24)


                               POWERS OF ATTORNEY

                               POWER OF ATTORNEY
                               -----------------

Each person whose signature appears below hereby constitutes and appoints Stuart
D. Bilton, Andrew P. Mayo and Kenneth C. Anderson, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission under the Securities Act of 1933.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement of CT&T Funds has been signed below by the following person in his capacity on the 20th day of February, 1996.


     Signature                             Capacity
     ---------                             --------

     /s/ Stuart D. Bilton
     -----------------------        Chairman, Board of Trustees
     Stuart D. Bilton

     /s/ Dorothea C. Gilliam
     -----------------------        Trustee
     Dorothea C. Gilliam

     /s/ Nathan Shapiro
     -----------------------        Trustee
     Nathan Shapiro

     /s/ Gregory T. Mutz
     -----------------------        Trustee
     Gregory T. Mutz

     /s/ Leonard F. Amari
     -----------------------        Trustee
     Leonard F. Amari

     /s/ Andrew P. Mayo
     -----------------------        President
     Andrew P. Mayo                 (Principal Executive Officer)

     /s/ Kenneth C. Anderson
     -----------------------        Treasurer and Vice President
     Kenneth C. Anderson            (Principal Accounting & Financial Officer)